AXA EQUITABLE LIFE INSURANCE COMPANY

                            ENDORSEMENT APPLICABLE TO
                      QUALIFIED DEFINED CONTRIBUTION PLANS


This Endorsement is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

When issued with this Endorsement, and as specified in the Data Pages, this Contract is issued as a "Qualified Plan Contract" to a trust under a defined contribution plan which meets the requirements of Section 401(a) of the Code.

The Effective Date of this Endorsement is your Contract Date.


PART I - DEFINITIONS

SECTION 1.01  ANNUITANT

The following is added at the end of the existing Section:

The Annuitant must be a participant under the Plan.

SECTION 1.12  EMPLOYER

The existing Section is replaced with the following:

"Employer" means an Employer that has adopted a Plan qualified under Section 401(a) of the Code.

SECTION 1.17  OWNER

The existing Section is replaced with the following:

"Owner" means the trust for the Plan named in the Data pages. Individual Owners are not permitted.

SECTION 1.18  PLAN

The existing Section is replaced with the following:

"Plan" means a defined contribution plan that is established, maintained and qualified under Section 401(a) of the Code. The Plan is named in the Data pages.


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PART III - CONTRIBUTIONS AND ALLOCATIONS

SECTION 3.02  LIMITS ON CONTRIBUTIONS

The following is added at the end of the existing Section:

We indicate in the Data Pages and in this Section any limits on the type, source or amount of Contributions we will accept.

This Qualified Plan Contract accepts only transfer contributions from other assets or investments under the existing defined contribution qualified plan trust. Checks written on accounts held in the name of the Employer instead of the Plan or the trust will not be accepted. We do not accept contributions from the employee participant or contributions directly from the Employer. If the Plan contains a cash or deferred arrangement qualified under Section 401(k) of the Code, no employee after-tax contributions are accepted, and no "designated Roth contribution account" is available under this Qualified Plan Contract.


PART V - WITHDRAWALS AND TERMINATION

SECTION 5.02  CONTRACT TERMINATION

The following paragraph is added at the end of the existing Section:

      (d) The Owner directs us to pay out the Cash Value under this Contract.

      (e) The Plan ceases to be a Qualified Plan.

SECTION 5.03  SPECIAL CHANGE OF OWNERSHIP RULES

The following new Section is added at the end of Part V:

If the Owner instructs us that a distribution of this Contract is being made to the Annuitant from the Plan, then the Contract will cease to be a Qualified Plan Contract and will be converted to an individual retirement annuity contract or another appropriate contract according to our rules in effect at the time. The converted Contract will have the same Contract Date as this Contract.

SECTION 5.04  LOANS

The following new Section is added at the end of Part V:

Loans are not available under this Qualified Plan Contract.


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PART VI - PAYMENT UPON DEATH

SECTION 6.01  BENEFICIARY

The following paragraph is added at the end of existing Section:

The Owner of this Contract must be the Beneficiary. After the death of the Annuitant but before the Death Benefit is paid, the Owner may instruct us in writing in a form we accept to make the Death Benefit payable to the Annuitant's beneficiary under the Plan.

SECTION 6.02  PAYMENT UPON DEATH

The following sentence is added at the beginning of the existing Section:

"You" in this Section refers to the Annuitant.


PART VII - ANNUITY BENEFITS

The existing Table of Guaranteed Annuity Payments is replaced with the Table of Guaranteed Annuity Payments shown in Attachment A to this endorsement.


PART IX - GENERAL PROVISIONS

SECTION 9.05  CHANGE IN OWNER

The existing Section is replaced with the following:

Except as described in Section 5.03, the Ownership of this Contract cannot be changed.

SECTION 9.06  ASSIGNMENTS AND TRANSFERABILITY

The existing Section is deleted and replaced with the following:

This Contract and any amounts payable pursuant to this Contract may not be sold, assigned, pledged, transferred, discounted, commuted, encumbered or pledged as collateral for a loan or as security for the performance of an obligation, except as permitted under applicable law. This restriction does not apply to actions required by a qualified domestic relations order as defined in Section 414(p) of the Code.

SECTION 9.11  OWNER'S RESPONSIBILITY

The following new Section is added at the end of Part IX:

We will not make any payment under this Contract without instructions from the Owner in a form we accept and we will be fully discharged from any liability with respect thereto to the extent such payments are made pursuant to such instructions.


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The Owner is responsible for requesting any payments to meet required minimum distribution rules under Section 401(a)(9) of the Code.

SECTION 9.12  PLAN QUALIFICATION

The following new Section is added at the end of Part IX:

A "Qualified Plan" is a plan that meets the requirements for qualification under
Section 401(a) of the Code, and is a defined contribution plan. The Owner is to provide evidence satisfactory to us that the Plan meets the requirements of
Section 401(a) and is a Qualified Plan. If at any time the Plan is no longer a Qualified Plan, the Owner is to give us prompt written notice thereof.

If the Owner gives notice that the Plan is no longer a Qualified Plan, then upon at least thirty days advance written notice to the Owner, we will terminate the Contract under Part V and pay the Cash Value to the Owner.

AXA EQUITABLE LIFE INSURANCE COMPANY
[                                       [
/s/ Christopher M. Condron              /s/ Karen Field Hazin
--------------------------              ---------------------
Christopher M. Condron                  Karen Field Hazin, Vice President,
Chairman and Chief Executive Officer]   Secretary and Associate General Counsel]


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                                  ATTACHMENT A
                      TABLE OF GUARANTEED ANNUITY PAYMENTS

       AMOUNT OF ANNUITY BENEFIT PAYABLE MONTHLY ON THE LIFE ANNUITY FORM
           WITH TEN* YEARS CERTAIN PROVIDED BY APPLICATION OF $1,000.

               Monthly Income                            Monthly Income
     Ages          Unisex                      Ages          Unisex
     ----          ------                      ----          ------
      60            2.78                        78            4.07
      61            2.83                        79            4.17
      62            2.88                        80            4.28
      63            2.93                        81            4.42
      64            2.99                        82            4.57
      65            3.04                        83            4.73
      66            3.10                        84            4.89
      67            3.16                        85            5.07
      68            3.23                        86            5.26
      69            3.30                        87            5.45
      70            3.37                        88            5.65
      71            3.44                        89            5.86
      72            3.52                        90            6.07
      73            3.60                        91            6.29
      74            3.69                        92            6.52
      75            3.78                        93            6.76
      76            3.87                        94            7.02
      77            3.96                        95            7.30

*At age 80 and over, the rates are adjusted so that the certain period does not exceed life expectancy. See Data Pages for Period Certain tables for ages 80 and older.

AMOUNT OF ANNUITY BENEFIT PAYABLE MONTHLY ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM (WITH 100% OF THE AMOUNT OF THE ANNUITANT'S PAYMENT CONTINUED TO THE ANNUITANT'S SPOUSE) PROVIDED BY AN APPLICATION OF $1,000.


 Age        60      61      62      63      64      65      66      67      68       69       70
    60     2.45    2.47    2.48    2.50    2.52    2.53    2.55    2.56    2.58     2.59     2.60
    61             2.49    2.50    2.52    2.54    2.55    2.57    2.59    2.60     2.62     2.63
    62                     2.52    2.54    2.56    2.58    2.59    2.61    2.63     2.64     2.66
    63                             2.56    2.58    2.60    2.62    2.64    2.65     2.67     2.69
    64                                     2.60    2.62    2.64    2.66    2.68     2.70     2.72
    65                                             2.64    2.67    2.69    2.71     2.73     2.74
    66                                                     2.69    2.71    2.73     2.75     2.77
    67                                                             2.73    2.76     2.78     2.80
    68                                                                     2.78     2.81     2.83
    69                                                                              2.83     2.86
    70                                                                                       2.89

The amount of income provided under an Annuity Benefit payable on the Life Annuity Form with Ten Years Certain or Joint and Survivor Life Annuity Form is based on 1.5% interest and mortality equal to 61% for males and 57% for females of the Annuity 2000 Mortality Table projected at 1.5% for males and 1.35% for females for a number of years equal to attained age minus 20, but not less than 30 adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.Amounts required for ages or for annuity forms not shown in the above Tables or for other annuity forms will be calculated by us on the same actuarial basis.


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